Exhibit 5.2

LEGAL
22 July 2020
To:  Dynagas LNG Partners LP
Poseidonos Avenue & 2 Foivis Street
166 74 Glyfada, Athens, Greece
Re: Fareastern Shipping Limited
We, Gauci-Maistre Xynou (hereinafter called GMX) have acted as Maltese counsel of Dynagas LNG Partners LP (the “Partnership”) in respect of the legal personality and capacity of the Partnership’s subsidiary i.e. Fareastern Shipping Limited, a company incorporated under the laws of Malta (hereinafter referred to as the “Company”) in connection with the filing of the Form F-3 Registration Statement with the U.S. Securities and Exchange Commission on 22 July 2020 (such registration statement is hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the registration under the U.S. Securities Act of 1933, as amended, and the offer and sale by the Partnership, in one or more offerings, of certain of the Partnership’s securities, which may include common units representing limited partnership interests, other classes of units representing limited partnership interests, warrants, debt securities of the Partnership and guarantees of such debt securities by certain of the Partnership’s subsidiaries, including the Company (each, a “Subsidiary Guarantee”), and covering the offer and sale of the Partnership’s common units by the selling unitholder named therein.
This opinion is being rendered subject to the qualifications and limitations contained in the Letter of Engagement entered into with the Partnership on 17 July 2020 and the assumptions mentioned hereunder.
Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the documents examined as below specified.
For the purposes of giving this legal opinion we have examined the following:
1.	A draft copy of the Registration Statement;
2.	In respect of the Company:
a.
A copy of the Certificate of Registration of the Company issued pursuant to regulation 18 of Merchant Shipping Act, Chapter 234 of the laws of Malta, Merchant Shipping (Shipping Organisations—Private Companies) Regulations, 2004 (attached hereto as Annex ‘A');

b.	A copy of the Memorandum and Articles of Association of the Company, registered on 24 February 2011 (attached hereto as Annex ‘B’);
c.	The Good Standing Certificate of the Company issued by the Malta Business Registry dated 21 July 2020 (attached hereto as Annex ‘C’); and
d.	A scanned signed copy of the resolution in writing signed by the Sole Director of the Company dated 20 July 2020 (attached hereto as Annex ‘D’).

3.	Definitions
In this opinion:
“Regulations” means the Merchant Shipping (Shipping Organisations - Private Companies) Regulations (Chapter 234 of the Laws of Malta, Subsidiary Legislation 234.42); and
“Company” means Fareastern Shipping Limited, a company incorporated under the Laws of Malta on 24 February 2011 with company registration number C 52103 and having its registered office at 147/1 St. Lucia Street, Valletta, VLT 1185, Malta.
4.	Searches of public records
We have carried out a search in respect of the Company at the Malta Business Registry which we considered appropriate in support of the opinions expressed herein.
5.	Assumptions
In rendering this opinion, we have assumed without further enquiry:
a.	The authenticity of all documents received as listed at clauses 1 and 2 of this opinion;
b.
That no proceedings for the dissolution of the Partnership and the Company, insolvency proceedings, arrangements, compositions, recovery proceedings or any other analogous proceedings have been commenced by or against the Parentship and the Company in Malta or elsewhere, as at the date of this opinion;

c.	The due execution, completeness and conformity to the originals of all documents submitted to us as copies;
d.	That the facts as we understand them and as described in this opinion are true and correct as at the date of this opinion; and
e.
That the resolution referred to in sub-clause 2. d above, was duly convened and held, that those present at any such meetings acted bona fide throughout, that was duly passed and that no further resolutions have been passed, or corporate or other action taken which would or might alter the effectiveness thereof, and that as at the date of this opinion the resolutions have not been repealed or amended;

f.	The legal capacity of natural persons;
g.	The validity and enforceability of any documents regulated by any law other than the laws of Malta;
h.	That no other person has been appointed by the Board of Directors to represent the Company in a particular case or cases or classes of cases, as at the date of this opinion.
6.	Opinion
Based on, subject to and in reliance upon the assumptions set forth above and subject to the qualifications in this letter set forth and contained, and subject to any factual matters not disclosed to us in the course of our examination, and following such investigation as we have deemed necessary, and after having examined such corporate and other documents and records as we have considered relevant or appropriate for the purpose of giving the opinions set out below, and having regard to the applicable law in force in Malta, it is our considered opinion that:

a.
As appears from the Certificate of Registration, the Company is duly registered with the Malta Business Registry as a single member, private company in accordance with the Laws of Malta with the name Fareastern Shipping Limited and company registration number C 52103 and is regulated by the Merchant Shipping (Shipping Organisations—Private Companies) Regulations, 2004.

In terms of regulation 18 of Merchant Shipping Act, Chapter 234 of the laws of Malta, Merchant Shipping (Shipping Organisations—Private Companies) Regulations, 2004, a Certificate of Registration given in respect of a company is conclusive evidence that the requirements of the Merchant Shipping (Shipping Organisations - Private Companies) Regulations and of matters precedent and incidental to it have been complied with and that the Company is duly registered as a private company in that terms;
b.
The authorised share capital of the Company is that of one thousand five hundred Euros (€1,500) divided into one thousand five hundred (1,500) ordinary shares of Euro one (€1) each. The issued share capital of the Company is that of one thousand two hundred Euros (€1,200) divided into one thousand two hundred (1,200) ordinary shares of Euro one (€1) each, out of which twenty per centum (20%) has been paid up.

In terms of the Regulations the authorised share capital of a company should not be less than that of one thousand and one hundred and sixty-four euros and sixty-nine cents (€1,164.69) which should be fully subscribed to in the Memorandum of Association of the company.
Also, in terms of the Regulations, at least twenty per centum (20%) of the nominal value of each share taken up in the Memorandum of Association must be paid up on formation of the company.
The statutory requirements in relation to share capital are therefore fully observed by the Company.
c.
As appears from the certificate of Good Standing and the search conducted at the Malta Business Registry, the current director of the Company is Direct Point Limited with company registration number C46240, of 12th Floor, Standard Chartered Tower, 19 Bank Street, Cybercity, Ebene, Mauritius;

d.
As appears from clause 8 of the Company’s Memorandum of Association, the legal representation of the Company is vested in any one director of the Company or in any person or persons which the Board of Directors may from time to time nominate and appoint to represent the Company for any purpose. Any one director may appoint any person whether a director or not as the Company’s attorney with full power of substitution and delegation to enter into any agreement, whether by public deed or by private writing, or instrument on behalf of the Company, and to sign and execute any documents on behalf of the Company. Moreover, any Power of Attorney signed and executed by any one director or by any person authorised by the Board of Directors for this purpose shall be considered as executed by the Company.

e.
As appears from the Good Standing certificate issued by the Malta Business Registry dated 21 July 2020, the Company is still constituted and registered as a limited liability company under the laws of Malta, and is in good standing as at the date of the Good Standing Certificate;

f.
The Company is duly incorporated and validly existing in good standing under the laws of the Republic of Malta and has the power to carry on its objects as contemplated under the Memorandum and Articles of Association of the Company. Subject to the Company’s Memorandum the main activity of the Company is to buy or acquire on any title, sell, operate, charter on a bareboat or on a fully equipped basis or exchange, administer and manage ships, yachts, boats and any other vessel. Subject to its Memorandum and as long as all regulatory requirements subject to Maltese legislation, if necessary, have been met the Company may inter alia guarantee and/or undertake the repayment of indebtedness of any person, corporation or firm of any kind, whether associated to or forming part of the same group as the Company or not, although not in furtherance of its corporate purpose and although not for the direct or indirect benefit of the Company, and to secure such guarantee and/or undertaking by a mortgage, charge, hypothec pledge or the creation of a security interest in or over the Company’s vessels or sea-craft and/or the whole or any part of the corporate assets or property or any interest therein wherever situated, and also carry on of all ancillary financial, security and commercial activities in connection therewith;

g.
The Company has the necessary corporate power to enter into and perform its obligations under the Registration Statement and subject to clause 2.d of this opinion all necessary corporate authorities have been issued to authorise the filing of the Registration Statement with the U.S. Securities and Exchange Commission;

h.	The Subsidiary Guarantee constitutes valid and legally binding obligation of the Company enforceable in accordance with its respective terms and the Laws of Malta.
7.	Reliance
a.
This opinion is limited to the laws of Malta as at the date hereof and is given on the basis of our knowledge of that law as of that date. We do not assume any obligation to advise any person entitled to rely on this opinion of any subsequent change in, or in the interpretation of, the laws of Malta or if we become aware of any facts or circumstances that might change the opinion expressed herein after the date hereof. We express no opinion on the law of any jurisdiction other than Malta and with respect to the laws of any country which may apply.

b.	This opinion is strictly limited to the matters stated in it and does not apply by implication or otherwise to any other matters.
c.	Seward & Kissel LLP of One Battery Park Plaza, New York, NY 10004, may rely on this opinion as if it were addressed and had been delivered by us to it on the date hereof.

8.	Consent
a.
We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Yours Faithfully,
/s/ Gauci-Maistre Xynou
Gauci-Maistre Xynou

"A"

No. of Company C 52103

MERCHANT SHIPPING ACT (CAP. 234)

Merchant Shipping (Shipping Organisations - Private Companies)

Regulations, 2004

MALTA

Certificate of Registration of a Private Limited Liability Company

Pursuant to Regulation 18

Name of Company **FAREASTERN SHIPPING LIMITED**

Registered Office **147/1, St. Lucia Street, Valletta, Malta**

Date of Registration of the Company **24th February 2011**

J. FARRUGIA
f/Registrar of Companies

Dated this **24th** *day of* **February, 2011**

"B"

MFSA

MALTA FINANCIAL SERVICES AUTHORITY

Registry of Companies

Limited Liability Company

Merchant Shipping Act

Memorandum
and
Articles of Association
of

FAREASTERN SHIPPING LIMITED

Registration No. C 52103

Registered on the 24th day of FEBRUARY 2011

Company No.......**C 52103**.........

REGISTRY OF COMPANIES

MALTA FINANCIAL SERVICES AUTHORITY

MALTA

I certify that the following and attached is a true copy of a document/s filed and registered in terms of the provisions of the Merchant Shipping (Shipping Organisations – Private Companies) Regulations, 2004.

Ivan Camilleri
....
f/Registrar

This ......**25th**...... *day of* ....**February**........................ *2011*...

REGISTRY OF COMPANIES
CASH DATE
24 FEB 2011
BOV Chq No. 119376
Validity subject to Bank Clearance

C52103/1
24 FEB 2011

MEMORANDUM OF ASSOCIATION

OF

FAREASTERN SHIPPING LIMITED

1. NAME

The name of the Company shall be:

FAREASTERN SHIPPING LIMITED

2. PRIVATE COMPANY

The company shall be a single member, private Company and registered under the Merchant Shipping (Shipping Organisations – Private Companies) Regulations 2004, Legal Notice 223, and qualifying as a shipping organisation in terms of Article 84Z of the Merchant Shipping Act.

3. REGISTERED OFFICE

The registered office of the Company shall be situated at 147/1 St. Lucia Street, Valletta, or at any other address in Malta as may be determined from time to time by the Board of Directors of the Company.

4. OBJECTS

The main activity of the Company shall be to buy or acquire on any title, sell, operate, charter on a bare boat or on a fully equipped basis or exchange, administer and manage ships, yachts, boats and any other vessel.

The other ancillary objects for the Company shall be:

A. To register ships, yachts, boats and any other vessel in any registry and under any flag as the Directors of the Company deem fit in accordance with the Merchant Shipping Act, Chapter 234 of the Laws of Malta as "exempted ships", where applicable in any jurisdiction whatsoever.

B. To obtain loans, overdrafts, credits and other financial and monetary facilities either alone or jointly and/or severally with third parties for the purposes of purchasing, selling, chartering, hiring and generally operating ships and to provide by way of security for the repayment of the principal and interest thereon, and the fulfilment of any obligations, a hypothec, privilege, lien and/or mortgage over the assets and/or seacraft of the Company.

D. To do all other things as may be considered conducive or ancillary to the fulfilment of the foregoing objects or any of them and, in particular, to buy, sell, charter, own and otherwise operate any vessel and to hold shares or other equity interests in other companies with similar objects.

Nothing in the foregoing shall be construed as enabling the Company to carry on any wholesale or retail trade in Malta or to compete with local tour operators or as empowering the Company to deal in real estate business.

5. LIMITED LIABILITY

The liability of the member of the Company is limited to the unpaid capital, if any, subscribed to by the member.

6. CAPITAL

The authorised share capital of the Company is €1500 (one thousand five hundred euro) divided into 1500 (one thousand five hundred) shares of €1 (one euro) each. The issued share capital of the Company is €1200 (one thousand two hundred euro) divided into 1200 (one thousand two hundred) shares of €1 (one euro) each, subscribed in the following manner; 20% of each share being paid up.

7. SUBSCRIBER

FAMINGDALE S.A.
BOX 556, MAIN STREET,
CHARLESTON, NEVIS

Registration No. and place of incorporation: *C 12487 - NEVIS*

Holder of 1200 Ordinary Shares of one Euro (€1.00) each, 20% paid up.

8. DIRECTORS

a) *The Company`s affairs shall be entrusted to a Board of Directors which shall consist of not less than one (1) and not more than five (5) directors.*

b) *Any one director shall have the legal and judicial representation of the Company, or in addition and without prejudice to the aforesaid, the Board of Directors may, from time to time, nominate and appoint any person to represent the company for any purpose.*

c) *Any one director may appoint any person whether a director or not as the Company`s attorney with full power of substituition and delegation to enter into any agreement, whether by public deed or by private writing, or instrument on behalf of the Company, and to sign and execute any documents on behalf of the Company, including in particular loan agreement, guarantee deed, deed of covenant, mortgage and other related documents in connection with the raising of loans (a) for the purchase and operation of vessels by the Company and/or (b) for the grant of collateral security for the purchase and operation of vessels by any other company, and any bill of sale in connection with the*

purchase and/or sale by the Company of any ship, vessel or other sea-craft.

e) The director of the Company shall be: -

Mr. Christos Kehayas
94 Poseidonos Av. & 2 Nikis Street,
Glyfada 16675,
Greece

Passport No. and Nationality: AB1673124 - GREEK

f) A director of the company is empowered to appoint another person in his stead by means of a written instrument and such person so appointed shall enjoy all the powers of the said director. For the purpose of this paragraph, "written instrument" includes a telefax or an electronic mail.

9. SPECIAL ATTORNEY/S

Without prejudice to the rights and powers conferred upon the Board of Directors in terms of law or by virtue of any of the provisions contained in the foregoing Clauses, Mr John A. Gauci-Maistre K.M. and/or Dr Jean-Pie Gauci-Maistre B.A., N.P., LL.D., MICS, MSc (WMU) and/or Ms Sarah Gauci-Maistre B.A. (Hons.), M.A. (Lon), LL.Dip (Lon), BVC Dip (Lon), LL.B (Hons.) (Lon) BAR and/or Mr Paul Mizzi and/or Mr Charles Caruana and/or Ms Sandra Runza all of 147/1 St. Lucia Street, Valletta, Malta are hereby jointly and severally authorised and empowered to act on behalf of the Company for the purpose of registering, whether provisionally and/or permanently, any boat, ship, vessel or other sea-craft, under the Malta Flag, and, but without prejudice to the generality of the foregoing, to pay all fees relative to such registration, to make any declarations that may be necessary on behalf of the Company, to apply to any competent authority on behalf of the said Company for any exemption, licence or permit, and to take all such steps, do all such things, sign, execute and deliver all such acts, deeds or documents as may be necessary or conducive for the better fulfilment of all or any of the powers conferred above.

The said Attorneys are jointly and severally empowered to sign, execute and deliver any act, deed or document and generally to do or perform any act, deed or thing which may be necessary or conducive to effect the deletion from the Maltese Registry of Shipping of the Company's Maltese-registered vessel/s and accordingly to obtain the issuance of the relative Closed Transcript/s of Registry in terms of law.

Furthermore, the said Attorneys are jointly and/or severally empowered to do the following on behalf of the Company:

a) to sign and submit the Company's Annual Return to the Registrar of Companies in Malta;

b) to sign, and submit any form or document advising any change in shareholder, directorships or any change in the Memorandum and Articles of Association of the Company to the Registrar of Companies in Malta;

c) to sign and submit the Company's Tax Return and any other supporting documents as may be required to the Commissioner of Inland Revenue in Malta;

d) to pay any fees, penalties or any other dues or charges relative to the above returns; and

e) to make any declaration, do all such things, and sign, execute and deliver any other act, deed or document that may be necessary in furtherance of any of the above powers.

I, the person whose name and address is subscribed hereto, am desirous to be formed into a Company in pursuance of this Memorandum of Association, and I have subscribed for the total number of shares in the capital of the Company.

JOHN A. GAUCI-MAISTRE K.M.
I.D. NO 33448 (M) - SPECIAL ATTORNEY
FOR AND ON BEHALF OF
FAMINGDALE S.A.

ARTICLES OF ASSOCIATION

1. PRELIMINARY

REGULATIONS FOR THE MANAGEMENT OF A PRIVATE COMPANY

The Company is established as a single member, private company as defined in the Merchant Shipping (Shipping Organisations – Private Companies) Regulations 2004, Legal Notice 223, (hereinafter called the "Regulations") and accordingly:

i. the number of members of the company is limited to one;

ii. the invitation to the public to subscribe to shares or debentures of the company is prohibited;

iii. the company shall not have the power to issue shares to bearer; and

iv. the number of persons holding debentures of the company is limited to fifty.

REGULATIONS FOR THE MANAGEMENT OF A LIMITED LIABILITY COMPANY

The regulations contained in Part I of the First Schedule of the Regulation shall apply in accordance with the Regulations 1, 2 and 3 of Part II of the Schedule.

2. TRANSFER AND TRANSMISSION OF SHARES

A. The right to transfer the shares in the Company is restricted in the manner and to the extent prescribed in these articles of association provided that in no case may a part of a share form the object of a transfer.

B. Shares are not transferable to non-members without the member's consent.

C. Subject to the provisions of the preceding sub-article hereof, before transferring or requiring the Company to register a transfer of any shares, the person, whether a member of the Company or not, proposing to transfer the same (hereinafter called 'the retiring member') shall give notice in writing (hereinafter called 'the transfers notice') to the Company, that he desires to transfer same, and the transfer notice shall constitute the Company as agent for the sale of the shares therein mentioned at the prescribed price (as defined in the sub-article immediately following) to any person admitted by the Directors as one whom it is in their opinion desirable in the interest of the Company to admit to membership.

D. The 'prescribed price' is the price per share specified by the retiring member in the transfer notice. However, if the proposed transferee requires the fair value to be fixed by the Company, then such price as is fixed by the Company's auditors shall be the prescribed price.

Where the transfer notice does not specify any sum per share as the fair value of the share included therein the prescribed price of the shares to be purchased shall be the fair value of such shares; this fair value may be agreed to between the proposing transferor and the intending purchaser or failing such agreement such fair value shall be fixed and certified by the auditors for the time being of the Company on the application of either party, and the decision of the auditors shall be final. Such decision shall be taken within such time as the parties or the Board of Directors shall establish.

3. RESOLUTIONS

A resolution in writing signed by:-

a) the sole member or

b) all the Directors, or if there is only one, the Sole Director, appearing as directors of the company from time to time in public register of the company at the Registry of Companies,

shall be valid and effectual as if it had been passed at a meeting of the relevant body duly convened and held.

Several distinct copies (including fax copies) of the same document or resolution signed by the sole member or directors shall when placed together constitute one writing for the purpose of this regulation.

4. BORROWING POWERS

Any Director may from time to time borrow or raise any sum or sums of money upon any terms as to interest or otherwise as they may deem fit, and for the purpose of securing the same and interest, or for any other purpose, grant any mortgage or hypothec on any of the assets of the Company and/or create and issue any perpetual or redeemable debentures or debenture stock or charge on the undertaking or the whole or any part of the property, present or future; and any debentures, debenture stock and other securities may be issued at a discount, premium or otherwise.

5. PROXIES

Proxies may be given by means of a telefax or electronic mail and the person so appointed shall enjoy all the rights of the person issuing such proxy provided the veracity of the source of the telefax or electronic mail is confirmed or accepted by the directors.

6. NOTICE

Any notice must be served by registered post or telefax or electronic mail, and shall be deemed to have been served in the case of registered post on the day immediately following that on which it was posted and in the case of a telefax or electronic mail on the day of transmission, and in proving such service it shall be sufficient to prove that the notice was addressed properly and posted or transmitted to such telefax number or electronic mail address as may be notified by the shareholder and directors of the company.

The registered member for the time being of the Company shall be entitled to receive the notice of general meeting.

7. MEETINGS BY TELEPHONE

It shall be permissible for a person to participate at a meeting of the Board of Directors or at any General Meeting by means of a telephone link provided the member or directors agree. The Chairman, in such cases, shall sign on behalf of the person participating by telephone and shall declare the fact that all persons present have agreed to such participation.

8. PLEDGING OF SECURITIES

A. *The single member may enter into any agreement relating to the pledging of his/her/its shares or the creation of any rights in connection with the said shares for any reason the member may deem fit and with such third parties as the member deems appropriate.*

B. *The holders of other securities issued by the Company may enter into any agreement relating to the pledging of their securities or the creation of any rights in connection with the said securities for any reason they may deem fit and with such third parties as they deem appropriate.*

C. *Upon the Company being notified of such a pledge agreement, the Company shall record that fact in its register of members or debentures and the Company shall recognize all rights validly granted to any third parties and shall act according to and consistently with the terms of such agreement in all matters.*

D. *Insofar as and to the extent that such a pledge agreement validly vests third parties with rights pertaining to the shares or debentures normally exercisable respectively by the members or the debenture holders of the Company such rights shall be exercisable by the third parties as though they were the members or debenture holders of the Company to the exclusion of the member or members or holder or holders of the relevant securities.*

JOHN A. GAUCI-MAISTRE K.M.
I.D. NO 33448 (M) - SPECIAL ATTORNEY
FOR AND ON BEHALF OF
FAMINGDALE S.A.

This..24th..day of..February...20.11..
filed by.G.M. Lanti......with...1...doc/s.

....
f/Registrar of Companies

Ivan Camilleri

SPECIAL POWER OF ATTORNEY - INCORPORATION OF A COMPANY

We the undersigned:

FAMINGDALE S.A. of Box 556, Main Street, Charleston, Nevis

as Shareholders of: **FAREASTERN SHIPPING LIMITED**, (Hereinafter referred to as "The Company"), hereby nominate

Mr John A. Gauci-Maistre K.M. and/or Dr Jean-Pie Gauci-Maistre B.A., N.P., LL.D., MICS, MSc (WMU) and/or Ms Sarah Gauci-Maistre B.A. (Hons.), M.A. (Lon), LL.Dip (Lon), BVC Dip (Lon). LL.B (Hons.) (Lon) BAR and/or Mr Paul Mizzi and/or Mr Charles Caruana and/or Ms Sandra Runza all of 147/1 St. Lucia Street, Valletta, as Special Attorneys for and on behalf of the Company, empowering them:

A. To subscribe for 1200 shares of one euro each in the name and on behalf of Famingdale S.A. in the Company which it is proposed to register in Malta and to complete, sign and perform the instrument of incorporation of the company and any other documents which are related to or ancillary thereto.

B. To do all that is necessary in order to attain the above.

AND we hereby undertake to ratify anything and everything that is done by our said attorneys in accordance with the terms of this Power of Attorney and accept that our attorneys shall not in anyway be personally liable or responsible for any act done in pursuance of this Power of Attorney.

This document is a Special Power of Attorney and shall only be revoked by a board resolution duly notified to the Registrar of Companies in Malta.

IN WITNESS WHEREOF the foregoing Power of Attorney was made and executed as a Deed this 22nd day of February 2011.

Ruma Kissoondharry,
Director of
DIRECT ISSUE LIMITED
Director of
FAMINGDALE S.A. holder of 1200 shares in the Corporation

SHAREHOLDER

DATED THIS: 22nd February 2011

TO ALL TO WHOM these presents shall come I, **RAJENDRA DASSYNE** of the City of Port Louis, Mauritius, **NOTARY PUBLIC** duly admitted and sworn **DO HEREBY CERTIFY** the genuineness of the signature of '**Mrs Ruma KISSOONDHARRY'** at the foot of this document, such signature having been this day subscribed by the said **Mrs Ruma KISSOONDHARRY'.**

IN FAITH AND TESTIMONY whereof I the said Notary have subscribed my name and set and affixed my Seal of Office at Chambers, Port Louis aforesaid this Twenty Second day of February of the year of Our Lord 2011.

....

RAJENDRA DASSYNE
NOTARY PUBLIC

IN THE SUPREME COURT OF MAURITIUS

I,   , Secretary to the Judge, do hereby certify that the signature marked with an asterisk has been compared by me with the specimen signature of Mr. Rajendra DASSYNE, Notary Public, and has been found to be identical.

This   day of February 2011.

Secretary

IN THE SUPREME COURT OF MAURITIUS

I, the undersigned do hereby certify that the signature marked with an asterisk is the true and genuine signature of Mr. Rajendra DASSYNE, Notary Public of Port-Louis, Republic of Mauritius.

Given under my hand and seal of the Court, this   day of February 2011.

JUDGE

"C"

MBR | MALTA BUSINESS REGISTRY

21st July 2020

To Whom It May Concern

This is to certify that the company FAREASTERN SHIPPING LIMITED (Registration No.: C 52103) of 147/1 ST. LUCIA STREET VALLETTA, MALTA was registered under the Laws of Malta on the 24th February 2011 and is still so registered.

According to our records the present shareholder of the company is:

Name	Number of Shares
ARCTIC LNG CARRIERS LTD. *(MARSHALL ISLANDS Company Registration No.: 77480)*	1,200 Ordinary shares of EUR 1.00 each

The present director of the company is:

DIRECT POINT LIMITED *(MAURITIUS Company Registration No.: C46240)*

This information is provided on the basis of the documents registered in respect of the company.

MARIA CARUANA

f/Registrar of Companies

Malta Business Registry

AM Business Centre, Triq il-Labour, Żejtun, ZTN 2401, Malta

(+356) 22582300 | info@mbr.mt | www.mbr.mt

"D"

RESOLUTION IN WRITING SIGNED
BY THE SOLE DIRECTOR OF
FAREASTERN SHIPPING LIMITED
July 20, 2020

The undersigned, being the sole director (the "**Sole Director**") of Fareastern Shipping Limited, a limited liability company incorporated under the Laws of Malta, with company registration number C52103 and having its registered office at 147/1 St. Lucia Street, Valletta, VLT 1185, Malta, (the "Company"), a corporation beneficially owned by Dynagas LNG Partners LP, a limited partnership with registration number 950060 organized under the laws of the Republic of the Marshall Islands (the "**Partnership**"), hereby unanimously consents to the adoption of the following resolutions:

WHEREAS, the Partnership previously filed a registration statement on Form F-3 (File No. 333-222237) (the "**Previous Form F-3**") with the U.S. Securities and Exchange Commission (the "**Commission**") which became effective on January 12, 2018.

WHEREAS, the Previous Form F-3 expires on January 12, 2021.

WHEREAS, the Sole Director deems it advisable and in the best interests of the Company, as an additional registrant, to file a replacement shelf registration statement on Form F-3 (the "**Registration Statement**") with the Commission covering the (i) offer and sale of up to $750,000,000 of the Partnership's securities which may include common units representing limited partnerships interests, other classes of units representing limited partnership interests, debt securities, including guarantees, and warrants (the "**Securities**") and (ii) the resale by Dynagas Holding Ltd., a corporation with registration number 53667 organized under the laws of the Republic of the Marshall Islands (the "**Selling Unitholder**") of up to 15,595,000 common units (the "**Secondary Units**," and together with the Securities, the "**Registered Securities**"), that were previously acquired by the Selling Unitholder, to provide maximum flexibility to the Partnership in order to raise capital through one or more securities offerings;

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that the Sole Director is hereby authorized, empowered and directed, in the name and on behalf of the Company, to prepare and file with the Commission the Registration Statement, including a prospectus (the "**Prospectus**") and a Power of Attorney contained therein, substantially in the form as has been distributed to the Sole Director together with any and all exhibits and documents or supplemental information relating thereto, and any amendments thereto, including any free writing prospectuses and/or press releases, and any amendments or supplements thereto and/or to the Prospectus, including without limitation any pre- or post-effective amendments and any request for acceleration of effectiveness, as the Sole Director shall determine necessary, advisable or desirable, providing for the registration of the Securities in accordance with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder, in such form as the Sole Director shall approve, which approval shall be conclusively evidenced by such filings; and be it further

RESOLVED, in connection with the Partnership's offer and sale of debt securities pursuant to the Registration Statement and in accordance with the forms of the Senior Indenture and the Subordinated Indenture included as exhibits to the Registration Statement (the "**Debt Securities**"), the Sole Director hereby approves the Company's guarantee of the Debt Securities (the "**Guarantee**") with the Guarantee in such form and with changes to the Senior Indenture and the Subordinated Indenture, if any, as the officer or director of the Company executing the Guarantee shall approve, the execution thereof to be conclusive evidence of this approval, providing, always, that any Guarantee shall only be given by the Company to the

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extent permitted by Maltese law in force from time to time and subject to all regulatory requirements in accordance with the Maltese legislation have been met. (which limitation shall be expressly set out in each Guarantee); and be it further

RESOLVED, that the Sole Director is hereby authorized, empowered and directed, in the name and on behalf of the Company, to (i) determine the states and other jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Registered Securities of the Partnership to be registered under the Registration Statement as such officers may deem necessary or advisable; (ii) perform on behalf of the Company any and all such acts as such officers may deem necessary or advisable to comply with the applicable laws of any such states or jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and (iii) execute any acts in connection with the foregoing matters, which acts shall conclusively establish their authority therefor from the Partnership and the approval and ratification by the Partnership of the act so executed; and be it further

RESOLVED, that the Sole Director is hereby authorized, empowered and directed, in the name and on behalf of the Company, to make any and all necessary filings with The New York Stock Exchange ("**NYSE**") for the listing of any of the Registered Securities that may be sold pursuant to the Registration Statement from time to time and to make such changes in said filings, or in any agreements relative thereto, and to deliver any and all letters, certificates, agreements and exhibits and to make such payments as may be necessary to conform with the requirements for listing of the Partnership's Registered Securities thereon, and to appear (if requested) before officials of NYSE; and be it further

RESOLVED, that Puglisi & Associates, of 850 Library Avenue, Suite 204, Newark, Delaware, United States, be and hereby is appointed the Company's authorized representative in the United States for the Company for purposes of signing the Registration Statement and any amendment thereto, and that the Sole Director be and hereby is empowered to enter into an agreement with Puglisi & Associates to effect the same; and be it further

RESOLVED, that the Sole Director is hereby authorized, empowered and directed, in the name and on behalf of the Company, to prepare and file, and participate with the preparation and filing, of any and all documents with the Financial Industry Regulatory Authority ("**FINRA**") as may be necessary or advisable in connection with the Registration Statement and Prospectus and with any offering of the Registered Securities thereby; and be it further

RESOLVED, that Keith Billotti, Andrei A. Sirabionian, Daniel Lin and Cornelia Szymanski, each of Seward & Kissel LLP, and Michael Gregos and Tony Lauritzen, each of the Partnership, be and each hereby are appointed as attorneys-in-fact of the Company (each an "**Attorney-In-Fact**"), each with full power to act alone and each with full power of substitution, to execute and deliver any or all documents which may be deemed necessary or advisable in connection with the filing of the Registration Statement and the transactions contemplated herein for and on behalf of the Sole Director, and the Sole Director is hereby authorized to issue a power of attorney evidencing such appointment;

RESOLVED, that the Sole Director and any person(s) designated and authorized by the Sole Director be, and each of them hereby is, severally authorized, empowered and directed to have all accounting and other adjustments necessary to accomplish the foregoing made and to perform or to cause to be performed, in the name and on behalf of the Company or otherwise, such other acts, to pay or to cause to be paid on behalf of the Company such related expenses, to make all necessary submissions and filings with the Commission, NYSE, and FINRA, and otherwise, and to execute and deliver or cause to be executed and delivered (and, if it is

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deemed necessary or advisable by such person(s), to affix or cause to be affixed the seal of the Company to) such notices, requests, directions, consents, approvals, orders, applications, certificates, forms, agreements, undertakings, supplements, amendments, further assurances or other instruments, papers or communications as they or any of them may deem to be necessary or advisable in order to effectuate fully the intent of these resolutions; and be it further

RESOLVED, that the Sole Director is hereby authorized, empowered and directed, in the name and on behalf of the Company, to pay all registration, filing, printing and engraving, legal, accounting, insurance and other fees and expenses required to be paid by the Company in connection with the Registration Statement and Prospectus and with any offering of the Registered Securities thereby; and be it further

RESOLVED, that the Sole Director is hereby authorized, empowered and directed, in the name and on behalf of the Company, to execute and deliver any and all contracts, deeds and writings of any nature and to do any other act or thing under the corporate seal of the Company or otherwise that may be necessary or advisable to fully effectuate the intent of the foregoing resolutions; and be it further

RESOLVED, that all actions taken and transactions entered into prior to the date hereof by the Company and its officers, directors, unitholders, and its duly authorized agents acting on its behalf, and acts or failures to act concerning all matters referred to in the foregoing resolutions or in the Registration Statement and Prospectus or otherwise hereby are authorized, approved, ratified and confirmed in all respects as actions made in the name and on behalf of the Company; and be it further

IN WITNESS WHEREOF, the undersigned has signed this resolution as of the date and year first indicated above.

DIRECT POINT LIMITED

____

Name: Melissa Ng Fo Yan
Title: director of Direct Point Limited

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